Exhibit 99.1
Contact Information:

Brent Stumme	Derek Brown
LoopNet, Inc.	LoopNet, Inc
Chief Financial Officer	VP, Investor Relations & Corporate Planning
415-284-4310	415-284-4310
LOOPNET, INC. ANNOUNCES FOURTH QUARTER AND FISCAL 2009
FINANCIAL RESULTS
SAN FRANCISCO, CALIF. — February 10, 2010 – LoopNet, Inc. (NASDAQ: LOOP), today announced financial results for the fourth quarter and year ended December 31, 2009.
Revenue for the fourth quarter of 2009 was $18.3 million, compared to $21.1 million in the fourth quarter of 2008. Net income applicable to common stockholders for the fourth quarter of 2009 was $3.2 million or $0.07 per diluted share, compared to $4.1 million or $0.12 per diluted share in the fourth quarter of 2008. Non-GAAP net income (net income excluding stock-based compensation and litigation related costs) for the fourth quarter of 2009 was $4.7 million or $0.11 per diluted share, compared to $5.3 million or $0.15 per diluted share in the fourth quarter of 2008.
LoopNet’s Adjusted EBITDA (earnings before interest, tax, depreciation, amortization, stock-based compensation and litigation related costs) for the fourth quarter of 2009 was $7.6 million compared to $9.5 million in the fourth quarter of 2008. The Company has reported Adjusted EBITDA because management uses it to monitor and assess the Company’s performance and believes it is helpful to investors in understanding the Company’s business.
Revenue for the full year of 2009 was $76.5 million, compared to $86.1 million in 2008. Net income applicable to common stockholders for the full year of 2009 was $11.5 million or $0.27 per diluted share, compared to $18.3 million or $0.49 per diluted share in 2008. Non-GAAP net income (net income excluding stock-based compensation and litigation related costs) for the full year of 2009 was $19.3 million or $0.45 per diluted share, compared to $23.7 million or $0.64 per diluted share in 2008. Adjusted EBITDA for the full year of 2009 was $32.0 million, compared to $39.9 million in 2008.

“Our company and business performed solidly ahead of our expectations in Q4 2009, despite ongoing gridlock in the commercial real estate industry,” said LoopNet Chairman and CEO Richard Boyle. “We comfortably exceeded our financial targets for the quarter and, once again, saw substantial improvement in several of the key measures of our business. As we look to 2010 and beyond, we intend to invest more aggressively in our business, committing several million dollars of incremental spend to a range of internal and external investments that we expect will extend our leadership position, maximize our opportunity, and create meaningful longer-term shareholder value.”
The number of LoopNet registered members, which includes both basic and premium members, grew to 3,925,534 during the fourth quarter of 2009, a 21% increase over the fourth quarter of 2008. The number of LoopNet premium members as of the end of the fourth quarter of 2009 was 68,378, a 12% decline from the fourth quarter of 2008. The average monthly price of premium membership increased to $66.01, up 1% over the fourth quarter of 2008. There were 732,503 total commercial real estate listings active on the LoopNet marketplace as of the end of the fourth quarter of 2009, a 12% increase over the fourth quarter of 2008. In addition, there were 46.6 million profile views of listings on the LoopNet marketplace during the fourth quarter of 2009, a 26% increase over the fourth quarter of 2008. Average monthly unique visitors during the fourth quarter of 2009, as reported by comScore Media Metrix, were approximately 992,000, a 17% increase over the fourth quarter of 2008.
Balance Sheet and Liquidity
As of December 31, 2009, LoopNet had $129.0 million of cash, cash equivalents and short-term investments and no debt.
Business Outlook
Based on current visibility, the Company expects revenue for the quarter ending March 31, 2010 to be in the range of $18.1 to $18.3 million, Adjusted EBITDA to be in the range of $6.3 to $6.5 million and net income applicable to common stockholders to be in the range of $0.04 to $0.05 per diluted share, assuming stock-based compensation of approximately $0.03 (net of tax benefit) and an effective tax rate of approximately 40%.

Recent Acquisition
The Company announced on January 26, 2010 that it acquired the assets of privately-held BizQuest, LLC, an online marketplace for business for sale listings. The acquisition is not currently expected to have a material impact on our 2010 financial results.
Stock Repurchase Program
The Company also announced that its Board of Directors has approved the repurchase of up to an additional $29.6 million in shares of its common stock, bringing to $75 million the currently authorized common stock repurchases. The repurchases are expected to be made from time to time in the open market at prevailing market prices or in privately negotiated transactions.
Conference Call Information
LoopNet, Inc. will discuss these financial results in a conference call at 1:30 p.m. PDT, 4:30 p.m. EDT, today. To participate in the conference call, please dial 888-419-5570 if you are calling from within the United States or 617-896-9871 if you are calling from outside the United States, and enter pass code number 69403226. Investors may also listen to a live web cast of the conference call on the investor relations section of our website at investor.LoopNet.com/events.cfm. For investors unable to participate in the live conference call, an audio replay will be available until Friday, February 12, 2010 at 8:59 p.m. PDT. To access the audio replay, dial 888-286-8010 within the United States or 617-801-6888 internationally and enter pass code number 25909630. A web cast replay of the call will be available on the investor relations section of our website at http://investor.LoopNet.com/events.cfm approximately two hours after the conclusion of the call and will remain available for 30 calendar days.
Non-GAAP Financial Measures
This press release includes discussions of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share, which are non-GAAP financial measures provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA” refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, amortization, stock-based compensation and litigation related costs. The term “non-GAAP net income” refers to a financial measure that we define as net income before stock-based compensation and litigation related costs. Non-GAAP net income is also provided on a per share basis, using shares outstanding at the relevant period of measurement. Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share are not substitutes for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate the operating performance of our business. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our board of directors. We believe non-GAAP net income and non-GAAP net income per share to be relevant and useful information to our investors as they provide meaningful insight into the Company’s performance while excluding infrequent and non-recurring items that may not be considered directly related to our on-going business operations. We believe that non-GAAP net income and non-GAAP net income per share are also used by companies and investors to evaluate performance in the online marketplace and platform industry. We also believe that Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share allow for a more accurate comparison of our operating results over historical periods. A limitation of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of net income, which includes the items that are excluded from Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share. Management believes that these non-GAAP measures should be considered as a complement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables.

About LoopNet, Inc.
LoopNet, Inc. is the leading online marketplace for commercial real estate and businesses for sale in the United States. The LoopNet.com online marketplace enables commercial real estate agents, working on behalf of property owners and landlords, to list properties for sale or for lease by submitting detailed property listing information in order to find a buyer or tenant. Commercial real estate brokers, agents, buyers and tenants use the LoopNet online marketplace to search for available property listings that meet their commercial real estate criteria. By connecting the sources of commercial real estate supply and demand in an efficient manner, LoopNet enables commercial real estate participants to initiate and complete transactions more cost-effectively. LoopNet also delivers technology and information services to commercial real estate organizations to manage their online listing presence and optimize property marketing.
LoopNet customers include virtually all of the top commercial real estate firms in the U.S., including CB Richard Ellis, CCIM, Century 21 Commercial, Coldwell Banker Commercial, Colliers International, The CORE Network, CORFAC International, Cushman & Wakefield, First Industrial Realty Trust, Grubb & Ellis, Jones Lang LaSalle, Lee & Associates, Lincoln Property Company, Marcus & Millichap, NAI Global, ONCOR International, ProLogis, Prudential CRES, RE/MAX, Retail Brokers Network, SIOR, Sperry Van Ness and TCN Worldwide.
Forward Looking Statements
This release contains forward-looking statements regarding LoopNet’s expectations regarding its future financial results as well as trends in the commercial real estate industry. These statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to economic events or trends in the commercial real estate market or in general, the effects of recent economic and consumer confidence trends on global and domestic financial markets, our ability to continue to attract new registered members, convert them into premium members and retain such premium members, seasonality, our ability to manage our growth, our ability to successfully integrate the technologies, operations and personnel of acquired businesses in a timely manner, our ability to obtain the expected strategic and financial benefits from acquisitions, our ability to introduce new or upgraded products or services and customer acceptance of such services, our ability to obtain or retain listings from commercial real estate brokers, agents and property owners and competition from current or future companies. Additional information concerning factors that could cause actual events or results to differ materially from those in any forward looking statement are contained in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings made by us. Copies of filings made by us with the SEC are available on the SEC’s website or at http://investor.loopnet.com/sec.cfm. LoopNet does not intend to update the forward-looking statements included in this press release which are based on information available to us as of the date of this release.

LOOPNET, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	December 31,	December 31,
	2008	2009
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$61,325	$125,571
Short-term investments	3,262	3,440
Accounts receivable, net of allowance of $121 and $213, respectively	1,564	1,308
Prepaid expenses and other current assets	1,530	1,080
Deferred income taxes, net	607	558

Total current assets	68,288	131,957

Property and equipment, net	2,208	2,216
Goodwill	23,056	23,368
Intangibles, net	5,678	4,487
Deferred income taxes, net, non-current	5,829	8,059
Deposits and other noncurrent assets	3,151	4,162

Total assets	$108,210	$174,249

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$622	$546
Accrued liabilities	2,020	2,027
Accrued compensation and benefits	2,759	2,995
Income tax payable, net	—	154
Deferred revenue	10,358	9,025

Total current liabilities	15,759	14,747

Commitments and contingencies
Series A convertible preferred stock	—	48,207
Stockholders’ equity:
Common stock, $.001 par value, 125,000,000 shares authorized; 39,218,665 and 39,493,526 shares issued, respectively; and 34,292,704 and 34,567,565 shares outstanding, respectively	39	39
Additional paid in capital	114,915	122,388
Other comprehensive loss	(276)	(418)
Treasury stock, at cost, 4,925,961 shares	(54,556)	(54,556)
Retained earnings	32,329	43,842

Total stockholders’ equity	92,451	111,295

Total liabilities and stockholders’ equity	$108,210	$174,249

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2009	2008	2009
Revenues	$21,054	$18,341	$86,074	$76,487
Cost of revenue (1)	2,864	2,721	10,858	11,060

Gross margin	18,190	15,620	75,216	65,427

Operating expenses (1):
Sales and marketing	4,450	3,670	18,825	15,064
Technology and product development	2,427	2,660	9,075	10,707
General and administrative	4,507	4,449	18,739	21,868

Total operating expenses	11,384	10,779	46,639	47,639

Income from operations	6,806	4,841	28,577	17,788

Interest and other income, net	85	51	1,998	211

Income before tax	6,891	4,892	30,575	17,999

Income tax expense	2,821	1,587	12,297	6,246

Net income	4,070	3,305	18,278	11,753
Convertible preferred stock accretion of discount	—	(85)	—	(240)

Net income applicable to common stockholders	$4,070	$3,220	$18,278	$11,513

Net income per share applicable to common stockholders
Basic	$0.12	$0.08	$0.51	$0.28

Diluted	$0.12	$0.07	$0.49	$0.27

Weighted average shares
Basic	34,334	41,985	35,772	41,860

Diluted	35,384	43,147	37,110	42,844

(1) Stock-based compensation is allocated as follows:

Cost of revenue	$163	$134	$570	$495
Sales and marketing	565	412	2,198	894
Technology and product development	392	554	1,311	2,298
General and administrative	437	665	1,855	3,140

Total	$1,557	$1,765	$5,934	$6,827

LOOPNET, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(unaudited)

	Twelve months ended December 31,
	2008	2009
Cash flows from operating activities:
Net income	$18,278	$11,753
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	2,199	2,601
Stock-based compensation	5,934	6,827
Tax benefits from exercise of stock options	(759)	(388)
Deferred income tax	(1,683)	(2,180)
Changes in operating assets and liabilities:
Accounts receivable	23	256
Prepaid expenses and other assets	(678)	388
Income taxes payable	61	542
Accounts payable	(211)	(76)
Accrued expenses and other current liabilities	1,304	7
Accrued compensation and benefits	198	236
Deferred revenue	439	(1,334)

Net cash provided by operating activities	25,105	18,632

Cash flows from investing activities:
Purchase of property and equipment	(1,319)	(1,437)
Purchase of investments	(1,000)	(1,250)
Acquisitions, net of acquired cash	(12,584)	(312)

Net cash used in investing activities	(14,903)	(2,999)

Cash flows from financing activities:
Net proceeds from exercise of stock options	356	258
Net proceeds from sale of convertible preferred stock	—	47,967
Repurchase of common stock	(54,556)	—
Tax benefits from exercise of stock options	759	388

Net cash provided by (used in) financing activities	(53,441)	48,613

Net increase (decrease) in cash and cash equivalents	(43,239)	64,246

Cash and cash equivalents at beginning of year	104,564	61,325

Cash and cash equivalents at end of year	$61,325	$125,571

LOOPNET, INC.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2009	2008	2009
GAAP net income	$4,070	$3,305	$18,278	$11,753

Add back (deduct):
Income tax expense	2,821	1,587	12,297	6,246
Depreciation and amortization	615	678	2,199	2,601
Interest and other income, net	(85)	(51)	(1,998)	(211)
Stock-based compensation	1,557	1,765	5,934	6,827
Litigation related costs	490	341	3,183	4,794

Adjusted EBITDA	$9,468	$7,625	$39,893	$32,010

Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2008	2009	2008	2009
GAAP net income	$4,070	$3,305	18,278	$11,753

Add back (deduct):
Stock-based compensation	1,557	1,765	5,934	6,827
Litigation related costs	490	341	3,183	4,794
Income taxes associated with non-GAAP adjustments	(837)	(682)	(3,665)	(4,032)

Non-GAAP net income	$5,280	$4,729	$23,730	$19,342

Diluted non-GAAP net income per share	$0.15	$0.11	$0.64	$0.45

Shares used in non-GAAP diluted net income per share calculation	35,384	43,147	37,110	42,844